Exhibit 23.4

Ardmore Shipping Corporation

c/o Ardmore Shipping Limited

City Gate Building 1000

Mahon

Cork

Ireland

26 August 2016

Dear Sir/Madam:

Reference is made to the registration statement on Form F-3 (the “Registration Statement”) and the prospectus relating thereto (the “Prospectus”) of Ardmore Shipping Corporation (the “Company”) relating to the registration under the Securities Act of 1933, as amended, of (i) the offer and sale of up to $500,000,000 in the aggregate of common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination and (ii) the offer and sale by the selling shareholder named in the Registration Statement, from time to time, of common shares. We hereby consent to all references to our name in the Prospectus and the use of the statistical information supplied by us set forth in the section of the Company’s Form 20-F for the year ended December 31, 2015 (which is incorporated by reference into the Prospectus) entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such Form 20-F. We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) We have accurately described the international products and chemical tanker industry; and

(2) Our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international products and chemical tanker industry.

We hereby consent to the filing of this letter as an exhibit to the Company’s Registration Statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours sincerely,

/s/ Nigel Gardiner

Nigel Gardiner

Group Managing Director

Drewry Shipping Consultants Ltd